Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 10, 2017 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in IRSA Propiedades Comerciales S.A.’s Annual Report on Form 20-F for the year ended June 30, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICE WATERHOUSE & Co. S.R.L.

/s/ Eduardo Alfredo Loiácono	(Partner)

Eduardo Alfredo Loiácono

Buenos Aires, Argentina October 10, 2017

Price Waterhouse & Co. S.R.L., Bouchard 557, piso 8°, C1106ABG - Ciudad de Buenos Aires

T: +(54.11) 4850.0000, F: +(54.11) 4850.1800, www.pwc.com/ar

Price Waterhouse & Co. S.R.L. es una firma miembro de la red global de PricewaterhouseCoopers International Limited (PwCIL). Cada una de las firmas es una entidad legal separada que no actúa como mandataria de PwCIL ni de cualquier otra firma miembro de la red.